EXHIBIT 99.1

6400 South Fiddler’s Green Circle, Suite 1970 Englewood, CO. 80111 Phone: 720.488.1711 Fax: 720.488.1722

FOR IMMEDIATE RELEASE	NEWS
May 15, 2006	OTCBB: LFLT
LIFELINE THERAPEUTICS, INC. ANNOUNCES
Q3 FY 2006 FINANCIAL AND OPERATING RESULTS
DENVER, Colorado — Lifeline Therapeutics, Inc. (OTCBB: LFLT), maker of Protandim®, today announced revenues of $1,390,623 and a loss of $(670,911), or $(0.03) per share, for its third fiscal quarter ended March 31, 2006. For its second fiscal quarter ended December 31, 2005, the Company’s revenues were $1,711,752 and a loss of $(571,044) or $(.03) per share. For its third fiscal quarter of FY2005 ended March 31, 2005, the Company’s revenues were $25,819, resulting in a loss of $(1,519,829), or $(0.09) per share.
Stephen K. Onody, CEO of Lifeline Therapeutics, commented, “Although we are disappointed in the quarter-over-previous quarter decline in direct sales revenue (18% third quarter versus second quarter), we believe our focused marketing initiatives are beginning to take effect. Sales to our GNC retail partner, currently reflected in deferred revenue, remain in excess of $200,000 per quarter. Our gross margins remain strong at 79%, and operating expenses, at $1,811,785, decreased by $143,000, or 7%, from the preceding quarter. At March 31, 2006, the Company had cash of $4.7 million, and the balance sheet remains healthy with no significant debt.”
“As we continue to take actions to reposition the Company and the product, we are focused on driving sales growth and making a public relations impact. Since our last earnings report, we have:
•	Hired a dedicated e-commerce and direct marketing person, charged with growing our direct sales franchise. To assist this effort, we are consulting with the former e-commerce Vice President/Director of EAS, a supplement and nutrition company;

•	Moved forward on signing other retailers and distribution partners;

•	Signed an agreement with MyMedLab, Inc. to provide TBARS laboratory tests for measuring Protandim®‘s effect on individuals’ oxidative stress. This will give all consumers the opportunity to ‘Put Protandim® to the Test’. This is part of our ‘Partnership in Wellness’ initiative;

•	Conducted a consumer research study, for which we interviewed almost 500 consumers, then held focus groups to fine-tune upcoming messaging;

•	Continued our media tour around the release of Dr. Joe McCord’s data from a human study published in the scientific and peer reviewed journal, Free Radical Biology & Medicine (Jan. 15, 2006), which demonstrated Protandim® was able to reduce oxidative stress in men and women. Dr. McCord is now Lifeline Therapeutics’ Director of Science. The tour includes:

•	Dr. Joe McCord participated in a 2-hour radio interview with Tom Martino on his syndicated radio show. Highlights of the interview are on the Protandim® website;

•	Dr. Sally Nelson, lead author of the peer reviewed paper and now Lifeline’s Science Coordinator, has participated in a radio interview which has been and will be heard across the country;

•	National radio advertising on Premiere Radio and Westwood One networks will continue. The nationally syndicated radio shows include The Dr. Dean Edell Show, The Dr. Laura Program, Troubleshooter Tom Martino, The Jim Rome Show, and FOX Sports Radio;

•	Dr. Joe McCord has been invited to participate in an upcoming interview on The Health Radio Network; and

•	Dr. Sally Nelson has presented the data from the human study published in the scientific and peer reviewed journal at:
•	the OCC Congress 2006 — the XIIth Annual Meeting of the Oxygen Club of California on Oxidants and Antioxidants in Biology; and

•	the SupplySide East International Conference.
Other recent initiatives include:
•	Launch of our “Women’s Initiative” where we team with leading companies and organizations to spread our health and wellness message;
•	“The Baby Boomer Survival Kit™” will feature Protandim® as a solution for healthy aging. The program kicks off in mid-May with the launch of the website www.babyboomerkit.com, and a variety of media activities will follow. These include advertorials in Psychology Today and More magazines, and a satellite media tour with Dr. Steven Lamm.
•	PBS has recorded a segment for its “The Healing Quest” show. The video link is now on the www.protandim.com homepage;

•	Design and implementation of new packaging for Protandim ® . An artist’s drawing of the new package can be seen on the Lifeline corporate website at www.lifelinetherapeutics.com;

•	Signed LeGrand Hart as our PR agency and Karsh + Hagan as our advertising agency; and

•	Engaged Catalyst Financial Resources, LLC to create and disseminate comprehensive quarterly research reports.
In sum, Lifeline has a great evidence-based product, loyal customers, technical and scientific strength, and a dedicated management team. We remain focused on making the Company successful in all areas.”
About Protandim®
Protandim® is a patent-pending dietary supplement that increases the body’s natural antioxidant protection by inducing two protective enzymes, superoxide dismustase (SOD) and catalase (CAT). These naturally occurring enzymes simply become overwhelmed by free radicals as we get older. Oxidative stress (cell damage caused by free radicals) occurs as a person ages, when subjected to environmental stresses or as an associated factor in certain illnesses. TBARS are laboratory markers for oxidative stress in the body. New data from a scientific study in men and women show that after 30 days of taking Protandim®, the level of circulating TBARS decreased an average of 40 percent, with this decrease shown to be maintained at 120 days. Protandim® strengthens a person’s defenses against oxidative stress by increasing the body’s natural antioxidant enzymes. For more information, please visit the Protandim® product web site at www.protandim.com.
About Lifeline Therapeutics, Inc.
Lifeline Therapeutics, Inc. markets Protandim®. Lifeline Therapeutics is committed to helping people achieve health and wellness for life. For more information, please visit the Company’s web site at www.lifelinetherapeutics.com.
Except for historical information contained herein, this document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and applicable common law. These statements involve known and unknown risks and uncertainties that may cause the Company’s actual results or outcomes to be materially different from those anticipated and discussed herein. Further, the Company operates in industries where securities values may be volatile and may be influenced by regulatory and other factors beyond the Company’s control. Other important factors that the Company believes might cause such differences include the Company’s limited cash flow and the rapid development of technology, lack of liquidity for the Company’s common stock, working capital shortages, the length of time for scientific advances to reach the market (if they ever reach the market), among other risks. In assessing forward-looking statements contained herein, readers are urged to carefully read all cautionary statements contained in the Company’s filings with the Securities and Exchange Commission.
CONTACT:

Lifeline Therapeutics Inc
Stephen K. Onody, CEO	Telephone:	720-488-1711
Gerald J. Houston, CFO	Fax:	303-565-8700

LIFELINE THERAPEUTICS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
ASSETS

	(Unaudited)	(Audited)
	As of	As of
	March 31, 2006	June 30, 2005
CURRENT ASSETS:
Cash and cash equivalents	$4,651,128	$3,385,205
Accounts receivable, net	260,326	1,020,131
Inventories	183,978	219,644
Deposit with manufacturer	586,063	991,560
Prepaid expenses	480,647	415,806

Total current assets	6,162,142	6,032,346

PROPERTY AND EQUIPMENT, net	259,413	200,944

INTANGIBLE ASSETS, net	5,433,068	5,578,830

DEPOSITS	296,144	31,192

TOTAL ASSETS	$12,150,767	$11,843,312

LIABILITIES AND SHAREHOLDERS’ EQUITY

	(Unaudited)	(Audited)
	As of	As of
	March 31, 2006	June 30, 2005
CURRENT LIABILITIES:
Accounts payable	$875,304	$657,528
Accrued expenses	381,765	207,672
Deferred revenue	993,750	—
Current portion of capital lease obligation	1,913	—

Total current liabilities	2,252,732	865,200

Capital lease obligation, net of current portion	3,670	—

Total liabilities	2,256,402	865,200

SHAREHOLDERS’ EQUITY:
Preferred Stock — par value $.001, 50,000,000 shares authorized, no shares issued or outstanding	—	—
Common Stock, Series A — par value $.001, 250,000,000 shares authorized, 22,117,992 issued and outstanding	22,118	22,118
Common Stock, Series B — par value $.001, 250,000,000 shares authorized, no shares issued or outstanding	—	—
Additional paid-in capital	17,309,727	17,231,832
Accumulated (deficit)	(7,437,480)	(6,275,838)

Total shareholders’ equity	9,894,365	10,978,112

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$12,150,767	$11,843,312

LIFELINE THERAPEUTICS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE THREE AND NINE MONTH PERIODS ENDED MARCH 31, 2006 AND 2005
(UNAUDITED)

	Three Month Period Ended		Nine Month Period Ended
	March 31,		March 31,
	2006	2005	2006	2005
REVENUES:
Sales, net	$1,390,623	$25,819	$6,066,967	$25,819
Cost of sales	296,089	10,088	1,255,691	10,088

GROSS PROFIT	1,094,534	15,731	4,811,276	15,731

OPERATING EXPENSES:
Charitable donation of stock	—	—	—	650,000
Marketing and customer service	697,644	74,083	2,672,031	74,083
General and administrative	997,339	542,198	3,103,982	1,082,408
Research and development	48,276	700	48,276	32,883
Depreciation and amortization	68,526	25,881	238,289	29,683

Total operating expenses	1,811,785	642,862	6,062,578	1,869,057

OPERATING (LOSS)	(717,251)	(627,131)	(1,251,302)	(1,853,326)

OTHER INCOME (EXPENSE)
Interest income	51,065	—	106,853	—
Interest (expense)	(141)	(892,698)	(681)	(1,157,209)
Other (expense)	(4,584)	—	(16,512)	(4,784)

NET OTHER INCOME (EXPENSE)	46,340	(892,698)	89,660	(1,161,993)

NET (LOSS)	$(670,911)	$(1,519,829)	$(1,161,642)	$(3,015,319)

NET (LOSS) PER SHARE
Basic and fully diluted	$(0.03)	$(0.09)	$(0.05)	$(0.19)

WEIGHTED AVERAGE SHARES OUTSTANDING
Basic and fully diluted	22,117,992	16,902,818	22,117,992	15,761,337

LIFELINE THERAPEUTICS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE NINE MONTH PERIODS ENDED MARCH 31, 2006 AND 2005
(UNAUDITED)

	Nine Month Periods Ended
	March 31,
	2006	2005
CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss)	$(1,161,642)	$(3,015,319)
Adjustments to reconciles net (loss) to net cash (used) in operating activities:
Depreciation and amortization	238,289	29,683
Amortization of debt issuance costs	—	203,897
Amortization of debt discount	—	825,492
Loss on disposal of assets	4,661	4,784
Stock related compensation	77,895	—
Charitable donation of common stock	—	650,000
Changes in operating assets and liabilities:
Decrease in accounts receivable	759,805	—
(Increase) decrease in inventory	35,666	—
Decrease (increase) in manufacturer inventory deposit	405,497	(1,240,135)
(Increase) in prepaid expenses	(64,841)	—
(Increase) in other assets	(264,952)	(253,394)
Increase in accounts payable	217,778	895,638
Increase in accrued expenses	174,092	—
Increase in deferred revenue	993,750	—

Total adjustments	2,577,640	1,115,965

Net Cash Provided by (Used in) Operating Activities	1,415,998	(1,899,354)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of intangible assets	(20,906)	(68,940)
Purchase of equipment	(128,452)	(30,105)
Cash paid for non-compete agreement	—	(125,000)

Net Cash (Used in) Investing Activities	(149,358)	(224,045)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from notes payable	—	2,894,000
Proceeds from notes payable — related party	—	60,000
Payment of debt issuance costs	—	(742,300)
Payment of stock offering costs	—	(19,885)
Sale of common stock	—	18,400
Principal payments under capital lease obligation	(717)	—

Net Cash Provided by (Used in) Financing Activities	(717)	2,210,215

Increase in Cash	1,265,923	86,816

Cash and Cash Equivalents —
Beginning of period	3,385,205	49,663

Cash and Cash Equivalents —
End of period	$4,651,128	$136,479